EXHIBIT 99.1

Vanguard Health Systems Reports Second Quarter Fiscal 2012 Results

Adjusted EBITDA and Diluted EPS Outlook for Fiscal 2012 Confirmed

NASHVILLE, Tenn. – February 1, 2012 – Vanguard Health Systems, Inc. (NYSE: VHS) today announced financial and operating results for the second fiscal quarter and six months ended December 31, 2011.

Second Quarter Fiscal 2012 Key Metrics (all percentage changes compare Q2 FY2012 to Q2 FY2011):

Consolidated:

•	Total revenues increased 61.4 percent

•

Net income attributable to Vanguard Health Systems, Inc. stockholders was $12.1 million, or $0.15 per diluted share, compared to a net loss attributable to Vanguard Health Systems, Inc. stockholders of $5.0 million, or a loss per share of $0.11, during the prior year period

•	Adjusted EBITDA increased 54.7 percent to $133.7 million

Same Hospital:

•	Net patient service revenues increased 2.5 percent and health plan premium revenues declined 16.1 percent

•	Adjusted discharges increased 0.9 percent

•	Discharges declined 2.0 percent

Year to Date Fiscal 2012 Key Metrics (all percentage changes compare six months YTD FY2012 to six months YTD FY2011):

Consolidated:

•	Total revenues increased 64.4 percent

•

Net loss attributable to Vanguard Health Systems, Inc. stockholders was $7.1 million, or $0.10 loss per share, which included a pre-tax charge of $38.9 million, or $0.34 per share net of taxes, related to the redemption of substantially all of our outstanding 10.375% senior discount notes due 2016 and a pre-tax charge of $12.6 million, or $0.10 per share net of taxes, related to expenses incurred to complete our acquisition of Valley Baptist Health System effective September 1, 2011

•	Adjusted EBITDA increased 56.3 percent to $256.5 million

Same Hospital:

•	Net patient service revenues increased 2.9 percent and health plan premium revenues declined 10.1 percent

•	Adjusted discharges increased 1.8 percent

•	Discharges declined 1.7 percent

Discussion of Results

The increase in consolidated total revenues during the second quarter of fiscal 2012 and during the first six months of fiscal 2012 was primarily attributable to the acquisitions of The Detroit Medical Center (“DMC”) in January 2011 and Valley Baptist Health System in September 2011. The increase in same hospital net patient service revenues during the second quarter of fiscal 2012 was primarily comprised of a 1.8 percent increase in patient revenue per adjusted discharge and a 0.9 percent increase in adjusted discharges. The decrease in health plan premium revenues during the second quarter of fiscal 2012 resulted from the impact to Phoenix Health Plan of a combination of capitation rate decreases, program eligibility cuts and health plan profitability limitations for certain groups of covered members adopted by the Arizona Health Care Cost Containment System (“AHCCCS”) since the second quarter of fiscal 2011.

Net income attributable to Vanguard Health Systems, Inc. stockholders was $12.1 million, or $0.15 per diluted share, during the second quarter of fiscal 2012 compared to net loss attributable to Vanguard Health Systems, Inc. stockholders of $5.0 million, or $0.11 per share, during the prior year period. During the first six months of fiscal 2012, net loss attributable to Vanguard Health Systems, Inc. stockholders was $7.1 million, or $0.10 per share, compared to $3.8 million, or $0.09 per share, during the prior year period. Interest expense for the second quarter of fiscal 2012 was negatively impacted by $1.7 million ($1.0 million or $0.01 per diluted share, net of taxes) due to the delayed timing of some of our construction projects and the resulting impact on capitalized interest. During the second quarter of fiscal 2012, we also made modifications to our stock compensation estimates that resulted in our stock compensation being negatively impacted by approximately $2.0 million ($1.2 million or $0.02 per diluted share, net of taxes). Adjusted EBITDA increased 54.7 percent to $133.7 million and 56.3 percent to $256.5 million, respectively, during the second quarter of fiscal 2012 and during the first six months of fiscal 2012. A reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income (loss) attributable to Vanguard Health Systems, Inc. stockholders for the quarters and six-month periods ended December 31, 2010 and 2011 is included in this release.

Due to the significant acquisitions we made during fiscal 2011 and during the first six months of fiscal 2012, most cost and expense line items are not comparable on a period over period basis. Same hospital uncompensated care as a percentage of net patient revenues (prior to the uncompensated care deductions) increased from 15.9 percent during the second quarter of fiscal 2011 to 20.0 percent during the second quarter of fiscal 2012 as a result of an increase in uninsured discharges as a percentage of total discharges and price increases. During the second quarter of fiscal 2012, we recognized $22.6 million of Medicare and Medicaid electronic health record incentive payments (included in the costs and expenses section of our statement of operations), $7.2 million of which was included in revenues during the first quarter of fiscal 2012 and reclassified during the current quarter.

Cash flows from operating activities decreased $120.9 million during the first six months of fiscal 2012 compared to the prior year period, primarily due to working capital increases of $205.5 million, including a $12.3 million increase in interest and income tax payments, the payment of fiscal 2011 incentive compensation to our employees and significant payment delays from certain governmental programs that have negatively impacted our net accounts receivable days. Capital expenditures increased 72.8 percent to $137.2 million during the first six months of fiscal 2012 compared to the prior year period. As of December 31, 2011, our cash balance was $178.7 million, our outstanding debt was $2,344.4 million and we had $225.6 million of borrowing capacity under our revolving credit facility. In February 2012, we expect to place approximately $42.0 million of cash into a restricted escrow account to fund certain unspent DMC capital commitments related to calendar year 2011 as required by the DMC asset purchase agreement. Per the terms of the escrow agreement, this restricted cash will be distributed by the escrow agent for capital expenditures related to our 2011 capital commitments incurred subsequent to January 1, 2012 until the escrow is depleted.

Outlook for Fiscal Year 2012

We are confirming our previously issued fiscal year 2012 outlook for ranges of projected Adjusted EBITDA ($520 million to $545 million); projected net income attributable to Vanguard Health Systems, Inc. stockholders, excluding debt extinguishment costs and acquisition related expenses ($56.3 million to $69.1 million); and projected diluted earnings per share attributable to Vanguard Health Systems, Inc. stockholders, excluding debt extinguishment costs and acquisition related expenses ($0.71 to $0.86 per diluted share). We are adjusting our projected fiscal year 2012 capital expenditures to a range of $335 million to $365 million.

Earnings Conference Call

We will host a conference call at 11:00 am EST on February 1, 2012. All interested parties are invited to access a live webcast of the conference call on Vanguard’s website at http://investor.vanguardhealth.com or at www.earnings.com. If you are unable to participate during the live webcast, the webcast will be available on a replay basis at http://investor.vanguardhealth.com for 90 days.

We own and operate 28 acute care and specialty hospitals and complementary facilities and services in metropolitan Chicago, Illinois; metropolitan Detroit, Michigan; metropolitan Phoenix, Arizona; San Antonio, Texas; Harlingen and Brownsville, Texas; and Worcester and metropolitan Boston, Massachusetts. Our strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets.

Cautionary Statement about Preliminary Results and Other Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the federal securities laws that are intended to be covered by the safe harbors created thereby. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this release by use of words including but not limited to “may,” “believe,” “will,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” These statements are based upon estimates and assumptions made by our management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those expressed in any forward-looking statements.

These factors, risks and uncertainties include, but are not limited to, our high degree of leverage and interest rate risk; our ability to incur substantially more debt; operating and financial restrictions in our debt agreements; our ability to generate cash necessary to service our debt; weakened economic conditions and volatile capital markets; potential liability related to disclosures of relationships between physicians and our hospitals; post-payment claims reviews by governmental agencies that could result in additional costs to us; our ability to grow our business and successfully implement our business strategies; our ability to successfully integrate DMC, Valley Baptist Health System and hospitals acquired in the future or to recognize expected synergies from such acquisitions; potential acquisitions could be costly, unsuccessful or subject us to unexpected liabilities; conflicts of interest that may arise as a result of our control by a small number of stockholders; the highly competitive nature of the healthcare industry; governmental regulation of the healthcare industry, including Medicare and Medicaid reimbursement levels in general and with respect to the impact of the Budget Control Act of 2011 and other future deficit reduction plans; a reduction or elimination of supplemental Medicare and Medicaid payments including disproportionate share payments, indirect medical education/graduate medical education payments and other similar payments would adversely impact our liquidity, results of operations and financial condition; pressures to contain costs by managed care organizations and other insurers and our ability to negotiate acceptable terms with these third party payers; our ability to attract and retain qualified management and healthcare professionals, including physicians and nurses; the currently unknown effect on us of the major federal healthcare reforms enacted by Congress in March 2010 or other potential additional federal or state healthcare reforms; potential adverse impact of known and unknown governmental investigations and audits; our failure to adequately enhance our facilities with technologically advanced equipment could adversely affect our revenues and market position; the availability of capital to fund our corporate growth strategy and improvements to our existing facilities; potential lawsuits or other claims asserted against us; our ability to maintain or increase patient membership and control costs of our managed healthcare plans; failure of AHCCCS to renew its contract with, or award future contracts to, Phoenix Health Plan would materially affect our business, profitability, financial condition and results of operations; Phoenix Health Plan’s ability to comply with the terms of its contract with AHCCCS, as noncompliance could subject it to fines, penalties or termination of its contract, which would materially affect our business, profitability, financial condition and results of operations; our inability to manage health plan claims expense within our health plans could reduce our profitability and adversely impact our liquidity and financial position; reductions in the enrollment of our health plans could have an adverse effect on our business and profitability; changes in general economic conditions nationally and regionally in the markets served by us; our exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; dependence on our senior management team and local management personnel; volatility of professional and general liability insurance for us and the physicians who practice at our hospitals and increases in the quantity and severity of professional liability claims; our ability to achieve operating and financial targets and to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and other operating expenses; increased compliance costs from further government regulation of the healthcare industry and our failure to comply, or allegations of our failure to comply, with applicable laws and regulations; the geographic concentration of our operations; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, healthcare services and shift demand for inpatient services to outpatient settings; a failure of our information systems would adversely impact our ability to manage our operations; delays in receiving payments for services provided, especially from governmental payers; changes in revenue mix, including changes in Medicaid eligibility criteria and potential declines in the population covered under managed care agreements; costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; material non-cash charges to earnings from impairment of goodwill associated with declines in the fair market value of our reporting units; volatility of materials and labor costs for, or state efforts to regulate, potential construction projects that may be necessary for future growth; changes in accounting practices; our ability to demonstrate meaningful use of certified electronic health record technology and to receive the related Medicare or Medicaid incentive payments; and those factors, risks and uncertainties detailed in our filings from time to time with the Securities and Exchange Commission, including, among others, our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that the objectives and plans anticipated by the forward-looking statements will occur or be achieved or, if any of them do, what impact they will have on our results of operations and financial condition. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

We use our company website to provide important information to investors about the company, including the posting of important announcements regarding financial performance and corporate developments.

VANGUARD HEALTH SYSTEMS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(In millions, except share and per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Quarter ended December 31,
	2010		2011
Patient service revenues	$748.8	82.3%	$1,420.9	96.8%
Less: Provision for doubtful accounts	(51.2)	(5.6)	(141.5)	(9.6)

Patient service revenues, net	697.6	76.7	1,279.4	87.2
Premium revenues	211.8	23.3	188.8	12.8

Total revenues	909.4	100.0	1,468.2	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation)	375.5	41.3	702.4	47.8
Health plan claims expense	164.8	18.1	147.3	10.0
Supplies	133.5	14.7	227.9	15.5
Purchased services	62.5	6.9	133.4	9.1
Non-income taxes	17.0	1.9	34.1	2.3
Rents and leases	11.7	1.3	18.7	1.3
Other operating expenses	59.7	6.6	97.2	6.6
Medicare and Medicaid EHR incentive payments	—	—	(22.6)	(1.5)
Depreciation and amortization	38.6	4.2	65.8	4.5
Interest, net	35.1	3.8	43.2	3.0
Acquisition related expenses	1.3	0.1	0.4	0.1
Other	1.9	0.2	(1.8)	(0.2)

Total costs and expenses	901.6	99.1	1,446.0	98.5
Income from continuing operations before income taxes	7.8	0.9	22.2	1.5
Income tax expense	(9.7)	(1.1)	(9.0)	(0.6)

Income (loss) from continuing operations	(1.9)	(0.2)	13.2	0.9
Loss from discontinued operations, net of taxes	(2.3)	(0.3)	(0.3)	—

Net income (loss)	(4.2)	(0.5)	12.9	0.9
Less: Net income attributable to non-controlling interests	(0.8)	(0.1)	(0.8)	(0.1)

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(5.0)	(0.6)%	$12.1	0.8%

Per share data:
Basic:
Continuing operations	$(0.06)		$0.17
Discontinued operations	(0.05)		(0.01)

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(0.11)		$0.16

Diluted:
Continuing operations	$(0.06)		$0.16
Discontinued operations	(0.05)		(0.01)

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(0.11)		$0.15

Weighted average shares outstanding (in thousands):
Basic	44,635		75,325

Diluted	44,635		78,732

VANGUARD HEALTH SYSTEMS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(In millions, except share and per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Six months ended December 31,
	2010		2011
Patient service revenues	$1,442.1	81.4%	$2,779.6	95.5%
Less: Provision for doubtful accounts	(103.0)	(5.8)	(267.7)	(9.2)

Patient service revenues, net	1,339.1	75.6	2,511.9	86.3
Premium revenues	432.4	24.4	399.8	13.7

Total revenues	1,771.5	100.0	2,911.7	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation)	730.3	41.2	1,367.4	46.9
Health plan claims expense	338.9	19.1	312.0	10.7
Supplies	254.5	14.3	441.5	15.2
Purchased services	113.5	6.4	260.4	8.9
Non-income taxes	33.2	1.9	68.6	2.3
Rents and leases	22.7	1.3	36.7	1.3
Other operating expenses	117.2	6.6	195.8	6.7
Medicare and Medicaid EHR incentive payments	—	—	(22.6)	(0.7)
Depreciation and amortization	75.8	4.3	128.4	4.4
Interest, net	69.9	3.9	89.0	3.1
Acquisition related expenses	5.0	0.3	12.6	0.4
Debt extinguishment costs	—	0.1	38.9	1.3
Other	3.0	0.2	(4.2)	(0.1)

Total costs and expenses	1,764.0	99.6	2,924.5	100.4
Income (loss) from continuing operations before income taxes	7.5	0.4	(12.8)	(0.4)
Income tax benefit (expense)	(7.3)	(0.4)	4.6	0.1

Income (loss) from continuing operations	0.2	—	(8.2)	(0.3)
Loss from discontinued operations, net of taxes	(2.2)	(0.1)	(0.4)	—

Net loss	(2.0)	(0.1)	(8.6)	(0.3)
Less: Net loss (income) attributable to non-controlling interests	(1.8)	(0.1)	1.5	0.1

Net loss attributable to Vanguard Health Systems, Inc. stockholders	$(3.8)	(0.2)%	$(7.1)	(0.2)%

Per share data:
Basic:
Continuing operations	$(0.04)		$(0.10)
Discontinued operations	(0.05)		0.00

Net loss attributable to Vanguard Health Systems, Inc. stockholders	$(0.09)		$(0.10)

Diluted:
Continuing operations	$(0.04)		$(0.10)
Discontinued operations	(0.05)		0.00

Net loss attributable to Vanguard Health Systems, Inc. stockholders	$(0.09)		$(0.10)

Weighted average shares outstanding (in thousands):
Basic	44,635		75,090

Diluted	44,635		75,090

Vanguard Health Systems, Inc.

Supplemental Financial Information (Unaudited)

Reconciliation of Adjusted EBITDA to Net Income (Loss)

Attributable to Vanguard Health Systems, Inc. Stockholders

(In millions)

	September 30,	September 30,	September 30,	September 30,
	Quarter ended		Six months ended
	December 31,		December 31,
	2010	2011	2010	2011
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(5.0)	$12.1	$(3.8)	$(7.1)
Interest, net	35.1	43.2	69.9	89.0
Income tax expense (benefit)	9.7	9.0	7.3	(4.6)
Depreciation and amortization	38.6	65.8	75.8	128.4
Non-controlling interests	0.8	0.8	1.8	(1.5)
Loss (gain) on disposal of assets	0.1	0.4	0.1	(0.8)
Equity method income	(0.2)	(0.6)	(0.5)	(0.7)
Stock compensation	1.7	3.9	2.9	4.6
Monitoring fees and expenses	1.1	—	2.5	—
Acquisition related expenses	1.3	0.4	5.0	12.6
Debt extinguishment costs	—	—	—	38.9
Impairment and restructuring charges	0.9	—	0.9	(0.1)
Pension credits	—	(1.6)	—	(2.6)
Discontinued operations, net of taxes	2.3	0.3	2.2	0.4

Adjusted EBITDA (1)	$86.4	$133.7	$164.1	$256.5

(1)	Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on disposal of assets, equity method income, stock compensation, monitoring fees and expenses, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges, pension expense (credits) and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.

Condensed Consolidated Balance Sheets

(In millions)

	September 30,	September 30,
	Recast	(Unaudited)
	June 30,	December 31,
	2011	2011
ASSETS
Current assets:
Cash and cash equivalents	$936.6	$178.7
Restricted cash	2.3	8.8
Accounts receivable, net of allowance for doubtful accounts of approximately $205.0 and $306.0, respectively	484.4	576.9
Inventories	83.9	92.9
Deferred tax assets	92.9	79.1
Prepaid expenses and other current assets	157.9	252.4

Total current assets	1,758.0	1,188.8
Property, plant and equipment, net of accumulated depreciation	1,830.5	2,050.0
Goodwill	757.1	768.4
Intangible assets, net of accumulated amortization	94.0	84.3
Deferred tax assets, noncurrent	27.5	50.0
Investments in securities	63.3	49.8
Other assets	65.8	84.3

Total assets	$4,596.2	$4,275.6

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$314.3	$361.2
Accrued salaries and benefits	248.9	198.9
Accrued health plan claims and settlements	114.9	119.0
Accrued interest	62.3	61.1
Other accrued expenses and current liabilities	221.6	207.2
Current maturities of long-term debt	461.8	12.4

Total current liabilities	1,423.8	959.8
Professional and general liability and workers compensation reserves	289.7	299.3
Pension benefit obligation	188.0	171.3
Other liabilities	125.8	158.5
Long-term debt, less current maturities	2,325.8	2,332.0
Commitments and contingencies
Redeemable non-controlling interests	—	51.8
Equity:
Vanguard Health Systems, Inc. stockholders’ equity:
Common stock	0.7	0.8
Additional paid-in capital	330.5	399.2
Accumulated other comprehensive income	20.6	19.7
Retained deficit	(116.8)	(123.9)

Total Vanguard Health Systems, Inc. stockholders’ equity	235.0	295.8
Non-controlling interests	8.1	7.1

Total equity	243.1	302.9

Total liabilities and equity	$4,596.2	$4,275.6

VANGUARD HEALTH SYSTEMS, INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	September 30,	September 30,
	Six months ended
	December 31,
	2010	2011
Operating activities:
Net loss	$(2.0)	$(8.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations	2.2	0.4
Depreciation and amortization	75.8	128.4
Amortization of loan costs and accretion of principal on notes	3.9	8.4
Debt extinguishment costs	—	38.9
Acquisition related expenses	5.0	12.6
Stock compensation	2.9	4.6
Deferred income taxes	5.7	(6.2)
Other	1.1	(1.1)
Changes in operating assets and liabilities, net of the impact of acquisitions	34.7	(170.8)

Net cash provided by operating activities – continuing operations	129.3	6.6
Net cash used in operating activities – discontinued operations	(2.2)	(0.4)

Net cash provided by operating activities	127.1	6.2

Investing activities:
Acquisitions and related expenses, net of cash acquired	(457.9)	(208.8)
Capital expenditures	(79.4)	(137.2)
Proceeds from sales of investments in securities	7.0	42.3
Purchases of investments in securities	—	(30.4)
Other	(1.0)	(0.7)

Net cash used in investing activities	(531.3)	(334.8)

Financing activities:
Payments of long-term debt and capital leases	(4.1)	(460.7)
Proceeds from debt borrowings	216.6	—
Payments of refinancing costs and fees	(5.6)	—
Proceeds from the issuance of common stock	—	67.5
Payments of IPO costs	—	(6.9)
Payments of tender premiums on note redemptions	—	(27.6)
Distributions paid to non-controlling interests and other	(2.0)	(1.6)

Net cash provided by (used in) financing activities	204.9	(429.3)

Net decrease in cash and cash equivalents	(199.3)	(757.9)
Cash and cash equivalents, beginning of period	257.6	936.6

Cash and cash equivalents, end of period	$58.3	$178.7

Net cash paid for interest	$69.6	$81.0

Net cash paid (received) for income taxes	$(0.3)	$0.6

VANGUARD HEALTH SYSTEMS, INC.

Segment Information (Unaudited)

(In millions)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Quarter ended December 31, 2010
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net(1)	$708.6	100.0%	$—	—%	$(11.0)	$697.6
Premium revenues	—	—	211.8	100.0	—	211.8

Total revenues	708.6	100.0	211.8	100.0	(11.0)	909.4

Salaries and benefits (excludes stock compensation)	365.5	51.6	8.3	3.9	—	373.8
Health plan claims expense(1)	—	—	175.8	83.0	(11.0)	164.8
Supplies	133.4	18.8	0.1	0.1	—	133.5
Other operating expenses	140.7	19.9	10.2	4.8	—	150.9

Segment EBITDA(2)	69.0	9.7	17.4	8.2	—	86.4
Less:
Interest, net	36.0	5.3	(0.9)	(0.4)	—	35.1
Depreciation and amortization	37.5	5.3	1.1	0.5	—	38.6
Equity method income	(0.3)	—	—	—	—	(0.3)
Stock compensation	1.7	0.1	—	—	—	1.7
Loss on disposal of assets	0.1	—	—	—	—	0.1
Realized loss on investments	0.1	—	—	—	—	0.1
Monitoring fees and expenses	1.1	0.1	—	—	—	1.1
Acquisition related expenses	1.3	0.1	—	—	—	1.3
Impairment and restructuring charges	0.9	0.1	—	—	—	0.9

Income (loss) from continuing operations before income taxes	$(9.4)	(1.3)%	$17.2	8.1%	$—	$7.8

(1)	We eliminate in consolidation those patient service revenues earned by our healthcare facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information about the financial performance of our segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.

Segment Information (Unaudited)—(continued)

(In millions)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Quarter ended December 31, 2011
	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated
Patient service revenues, net(1)	$1,289.9	100.0%	$—	—%	$(10.5)	$1,279.4
Premium revenues	—	—	188.8	100.0	—	188.8

Total revenues	1,289.9	100.0	188.8	100.0	(10.5)	1,468.2

Salaries and benefits (excludes stock compensation)	689.2	53.4	9.3	4.9	—	698.5
Health plan claims expense(1)	—	—	157.8	83.6	(10.5)	147.3
Supplies	227.9	17.7	—	—	—	227.9
Other operating expenses	271.2	21.0	12.2	6.4	—	283.4
Medicare and Medicaid
EHR incentive payments	(22.6)	(1.7)	—	—	—	(22.6)

Segment EBITDA(2)	124.2	9.6	9.5	5.1	—	133.7
Less:
Interest, net	43.8	3.4	(0.6)	(0.3)	—	43.2
Depreciation and amortization	64.6	5.0	1.2	0.7	—	65.8
Equity method income	(0.6)	—	—	—	—	(0.6)
Stock compensation	3.9	0.3	—	—	—	3.9
Loss on disposal of assets	0.4	—	—	—	—	0.4
Acquisition related expenses	0.4	—	—	—	—	0.4
Pension credits	(1.6)	(0.1)	—	—	—	(1.6)

Income from continuing operations before income taxes	$13.3	1.0%	$8.9	4.7%	$—	$22.2

(1)	We eliminate in consolidation those patient service revenues earned by our healthcare facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information about the financial performance of our segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.

Segment Information (Unaudited)—(continued)

(In millions)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Six months ended December 31, 2010
	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated
Patient service revenues, net(1)	$1,360.9	100.0%	$—	—%	$(21.8)	$1,339.1
Premium revenues	—	—	432.4	100.0	—	432.4

Total revenues	1,360.9	100.0	432.4	100.0	(21.8)	1,771.5

Salaries and benefits (excludes stock compensation)	710.9	52.3	16.5	3.8	—	727.4
Health plan claims expense(1)	—	—	360.7	83.4	(21.8)	338.9
Supplies	254.4	18.7	0.1	—	—	254.5
Other operating expenses	265.9	19.5	20.7	4.8	—	286.6

Segment EBITDA(2)	129.7	9.5	34.4	8.0	—	164.1
Less:
Interest, net	71.1	5.2	(1.2)	(0.2)	—	69.9
Depreciation and amortization	73.6	5.4	2.2	0.5	—	75.8
Equity method income	(0.6)	(0.1)	—	—	—	(0.6)
Stock compensation	2.9	0.2	—	—	—	2.9
Loss on disposal of assets	0.1	—	—	—	—	0.1
Realized loss on investments	0.1	—	—	—	—	0.1
Monitoring fees and expenses	2.5	0.2	—	—	—	2.5
Acquisition related expenses	5.0	0.4	—	—	—	5.0
Impairment and restructuring charges	0.9	0.1	—	—	—	0.9

Income (loss) from continuing operations before income taxes	$(25.9)	(1.9)%	$33.4	7.7%	$—	$7.5

(1)	We eliminate in consolidation those patient service revenues earned by our healthcare facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information about the financial performance of our segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.

Segment Information (Unaudited)—(continued)

(In millions)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Six months ended December 31, 2011
	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated
Patient service revenues(1)	$2,531.0	100.0%	$—	—%	$(19.1)	$2,511.9
Premium revenues	—	—	399.8	100.0	—	399.8

Total revenues	2,531.0	100.0	399.8	100.0	(19.1)	2,911.7

Salaries and benefits (excludes stock compensation)	1,344.5	53.1	18.3	4.6	—	1,362.8
Health plan claims expense(1)	—	—	331.1	82.8	(19.1)	312.0
Supplies	441.4	17.4	0.1	—	—	441.5
Other operating expenses	538.6	21.3	22.9	5.7	—	561.5
Medicare and Medicaid EHR incentive payments	(22.6)	(0.9)	—	—	—	(22.6)

Segment EBITDA(2)	229.1	9.1	27.4	6.9	—	256.5
Less:
Interest, net	89.9	3.6	(0.9)	(0.2)	—	89.0
Depreciation and amortization	126.1	5.0	2.3	0.6	—	128.4
Equity method income	(0.7)	—	—	—	—	(0.7)
Stock compensation	4.6	0.2	—	—	—	4.6
Gain on disposal of assets	(0.8)	(0.1)	—	—	—	(0.8)
Acquisition related expenses	12.6	0.5	—	—	—	12.6
Debt extinguishment costs	38.9	1.5	—	—	—	38.9
Impairment and restructuring charges	(0.1)	—	—	—	—	(0.1)
Pension credits	(2.6)	(0.1)	—	—	—	(2.6)

Income (loss) from continuing operations before income taxes	$(38.8)	(1.5)%	$26.0	6.5%	$—	$(12.8)

(1)	We eliminate in consolidation those patient service revenues earned by our healthcare facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information about the financial performance of our segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.

Selected Operating Statistics

(Unaudited)

	September 30,	September 30,	September 30,
CONSOLIDATED:	Quarter ended December 31,
	2010	2011	% Change
Number of hospitals at end of period	18	28
Licensed beds at end of period	4,534	7,064
Discharges	46,803	71,961	53.8%
Adjusted discharges	83,330	129,089	54.9
Average length of stay	4.19	4.39	4.8
Patient days	195,929	316,075	61.3
Adjusted patient days	348,841	566,997	62.5
Patient revenue per adjusted discharge	$8,151	$9,451	15.9
Inpatient surgeries	9,826	16,910	72.1
Outpatient surgeries	19,488	31,876	63.6
Emergency room visits	178,198	299,075	67.8
Health plan member lives	242,700	249,500	2.8
Health plan claims expense percentage	77.8%	78.0%

Uncompensated care as a percent of net patient revenues (prior to these uncompensated care adjustments)	15.9%	18.8%

Net patient revenue payer mix:
Medicare	27.6%	28.2%
Medicaid	8.9	13.8
Managed Medicare	15.3	11.1
Managed Medicaid	9.0	8.7
Managed care	37.0	34.5
Commercial	1.2	2.3
Self-pay	1.0	1.4

Total	100.0%	100.0%

Discharges by payer:
Medicare	28.2%	29.5%
Medicaid	10.6	11.8
Managed Medicare	16.2	12.1
Managed Medicaid	14.4	16.4
Managed care	24.8	22.8
Commercial	0.5	0.5
Self-pay	5.3	6.9

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.

Selected Operating Statistics

(Unaudited) (continued)

	September 30,	September 30,	September 30,
SAME HOSPITAL:	Quarter ended December 31,
	2010	2011	% Change
Number of hospitals at end of period	18	18
Licensed beds at end of period	4,534	4,464
Total revenues, including health plan revenues (in millions)	$909.3	$892.3	(1.9)%
Net patient service revenues (in millions)	$697.5	$714.6	2.5
Discharges	46,803	45,853	(2.0)
Adjusted discharges	83,330	84,083	0.9
Average length of stay	4.19	4.05	(3.3)
Patient days	195,929	185,783	(5.2)
Adjusted patient days	348,841	340,680	(2.3)
Patient revenue per adjusted discharge	$8,151	$8,297	1.8
Inpatient surgeries	9,826	9,841	0.2
Outpatient surgeries	19,488	19,176	(1.6)
Emergency room visits	178,198	185,634	4.2
Health plan member lives	242,700	237,100	(2.3)

Uncompensated care as a percentage of net patient revenues (prior to these uncompensated care deductions)	15.9%	20.0%

Net patient revenue payer mix (1):
Medicare	27.6%	27.4%
Medicaid	8.9	10.4
Managed Medicare	15.3	15.9
Managed Medicaid	9.0	8.4
Managed care	37.0	36.1
Commercial	1.2	1.6
Self-pay	1.0	0.2

Total	100.0%	100.0%

__________ (1) Net patient revenue payer mix as presented includes the impact of the reclassification of the provision for doubtful accounts to a revenue deduction instead of an operating expense.

Discharges by payer:
Medicare	28.2%	28.3%
Medicaid	10.6	9.7
Managed Medicare	16.2	16.1
Managed Medicaid	14.4	14.2
Managed care	24.8	25.1
Commercial	0.5	0.5
Self-pay	5.3	6.1

Total	100.0%	100.0%

Note: Same hospital results include those facilities that we owned for the entirety of both quarters of the respective years.

VANGUARD HEALTH SYSTEMS, INC.

Selected Operating Statistics

(Unaudited) (continued)

	September 30,	September 30,	September 30,
CONSOLIDATED:	Six Months Ended December 31,		%
	2010	2011	Change
Number of hospitals at end of period	18	28
Licensed beds at end of period	4,534	7,064
Discharges	91,780	140,122	52.7%
Adjusted discharges	164,176	254,345	54.9
Average length of stay	4.17	4.37	4.9
Patient days	382,377	612,154	60.1
Adjusted patient days	683,996	1,111,161	62.5
Patient revenue per adjusted discharge	$7,952	$9,397	18.2
Inpatient surgeries	19,583	32,897	68.4
Outpatient surgeries	38,891	61,852	59.0
Emergency room visits	351,363	591,914	68.5
Health plan claims expense percentage	78.4%	78.0%

Uncompensated care as a percent of net patient revenues (prior to these uncompensated care adjustments)	16.2%	18.4%

Net patient revenue payer mix:
Medicare	27.4%	27.4%
Medicaid	8.5	14.3
Managed Medicare	15.6	10.7
Managed Medicaid	9.7	9.6
Managed care	37.0	34.8
Commercial	1.1	1.9
Self-pay	0.7	1.3

Total	100.0%	100.0%

Discharges by payer:
Medicare	27.9%	28.9%
Medicaid	10.4	11.2
Managed Medicare	15.7	12.2
Managed Medicaid	14.7	17.1
Managed care	25.3	23.0
Commercial	0.5	0.5
Self-pay	5.5	7.1

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.

Selected Operating Statistics

(Unaudited) (continued)

	September 30,	September 30,	September 30,
	Six Months Ended
SAME HOSPITAL:	December 31,
	2010	2011	% Change
Number of hospitals at end of period	15	15
Licensed beds at end of period	4,017	3,947
Total revenues, including health plan revenues (in millions)	$1,639.3	$1,630.4	(0.5)%
Net patient service revenues (in millions)	$1,206.9	$1,241.7	2.9
Discharges	83,869	82,409	(1.7)
Adjusted discharges	150,342	153,098	1.8
Average length of stay	4.13	4.01	(2.9)
Patient days	346,473	330,090	(4.7)
Adjusted patient days	621,081	613,235	(1.3)
Patient revenue per adjusted discharge	$7,849	$7,934	1.1
Inpatient surgeries	17,746	17,560	(1.0)
Outpatient surgeries	36,253	35,273	(2.7)
Emergency room visits	320,935	336,728	4.9

Uncompensated care as a percentage of net patient revenues (prior to these uncompensated care deductions)	16.3%	20.4%

Net patient revenue payer mix (1):
Medicare	26.7%	25.7%
Medicaid	7.7	8.5
Managed Medicare	16.2	16.7
Managed Medicaid	10.1	9.2
Managed care	38.1	38.4
Commercial	1.1	1.4
Self-pay	0.1	0.1

Total	100.0%	100.0%

__________ (1) Net patient revenue payer mix as presented includes the impact of the reclassification of the provision for doubtful accounts to a revenue deduction instead of an operating expense.

Discharges by payer:
Medicare	27.5%	26.8%
Medicaid	8.8	8.1
Managed Medicare	16.3	17.3
Managed Medicaid	15.3	15.2
Managed care	26.8	25.9
Commercial	0.4	0.5
Self-pay	4.9	6.2

Total	100.0%	100.0%

Note: Same hospital results include those facilities that we owned for the entirety of both year-to-date periods.

Contact:   Vanguard Health Systems, Inc.

Gary Willis

Senior Vice President and Chief Accounting Officer

(615) 665-6098